Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

RELIANCE STEEL & ALUMINUM CO. TO ACQUIRE

METALS USA HOLDINGS CORP.

Los Angeles, CA and Ft. Lauderdale, FL—February 6, 2013—Reliance Steel & Aluminum Co. (NYSE:RS) and Metals USA Holdings Corp. (NYSE:MUSA) today announced a definitive merger agreement whereby Reliance Steel & Aluminum Co. (“Reliance”) will acquire all outstanding shares of Metals USA Holdings Corp. (“Metals USA”) for $20.65 per share in cash, representing an enterprise value of approximately $1.2 billion. The transaction is expected to close in the second quarter of 2013. Metals USA’s assets at December 31, 2012 and sales for the year then ended were approximately $1.0 billion and $2.0 billion, respectively. Upon completion of the acquisition, Reliance will have total assets of over $6.5 billion and annual sales of over $10.0 billion.

The transaction has been unanimously approved by the respective Boards of Directors of Reliance and Metals USA. The transaction is subject to approval by Metals USA stockholders, along with the receipt of regulatory clearances and the satisfaction of other customary closing conditions, and includes a 30-day “go-shop” period. David H. Hannah, Chairman and Chief Executive Officer of Reliance, will continue as Chairman and Chief Executive Officer of the combined company. Lourenco Goncalves, Chairman, President and Chief Executive Officer of Metals USA will retire upon closing of the transaction.

Mr. Hannah commented, “We are very excited about Metals USA becoming an important part of the Reliance family of companies. This is our largest acquisition to date and will add a total of 48 service centers strategically located throughout the United States to our existing operations. Metals USA is an excellent fit and nicely complements Reliance’s existing customer base, product mix and geographic footprint. Additionally, the transaction is expected to be accretive immediately upon closing and we

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believe that the combined company will be well positioned to continue to outperform the broader metals service center industry.”

“I am extremely proud of the company we have built,” said Mr. Goncalves. “Metals USA’s strong position in the metals service center industry will strategically enhance Reliance’s current business, and I am confident that together, our companies will continue to excel. We believe this transaction creates significant value and is in the best interest of our stockholders.”

“We would like to thank Lourenço Gonçalves and the rest of the employees of Metals USA for their dedication and efforts over the last several years in making Metals USA one of the premier service center businesses in the United States,” said M. Ali Rashid, Senior Partner at Apollo. “We look forward to working with the management team and our fellow directors to conclude this important transaction for Metals USA.”

Reliance plans to operate Metals USA under its current brand names. This will enable Reliance to retain Metals USA’s brand equity while allowing the combined organization to capitalize on the resources, capabilities and leading practices of each entity, benefitting all stakeholders.

Reliance expects to fund the transaction and refinance Metals USA’s existing indebtedness from Reliance’s existing $1.5 billion credit facility, together with funds from accessing the bank credit markets, as well as the debt capital markets. This expected financing will also provide additional liquidity to allow Reliance to support and continue to grow its operations. On a pro forma basis giving effect to this transaction, Reliance’s net debt-to-total capital ratio is expected to be approximately 42%, which is in line with Reliance’s targeted leverage.

The merger agreement permits Metals USA to solicit alternative acquisition proposals from third parties through March 8, 2013, and Metals USA intends to do so with the assistance of its financial and legal advisors. It is not anticipated that any developments will be disclosed with regard to this process unless the Metals USA Board of Directors makes an affirmative decision to proceed with an alternative acquisition proposal. In addition, Metals USA may, subject to certain procedural limitations under the terms of the definitive merger agreement, respond to unsolicited alternative acquisition proposals subsequent to March 8, 2013. If the merger agreement is terminated under certain circumstances relating to an alternative transaction, Reliance will be entitled to receive a termination fee from Metals USA.

Investment funds affiliated with Apollo Global Management, LLC (NYSE:APO), which own approximately 53% of the outstanding shares of Metals USA common stock, have entered into a Voting Agreement pursuant to which they have agreed to vote in favor of the merger. Consummation of the merger requires approval by the holders of a majority of the outstanding shares of common stock of Metals USA.

Moelis & Company LLC is acting as exclusive financial advisor to Reliance. Davis Polk & Wardwell LLP is serving as Reliance’s outside legal advisor. Goldman Sachs & Co. is acting as financial advisor to Metals USA. Morgan Stanley also provided the Board of Directors of Metals USA with a fairness opinion in connection with the transaction. Wachtell, Lipton, Rosen & Katz is serving as outside legal advisor to Metals USA.

Conference Call

Reliance will host a conference call today, Wednesday, February 6, 2013 at 11:00 a.m. ET / 8:00 a.m. PT to discuss the transaction. David Hannah, Reliance Steel & Aluminum Co.‘s Chairman of the Board and Chief Executive Officer, Gregg Mollins, President and Chief Operating Officer and Karla Lewis, Executive Vice President and Chief Financial Officer, will host the call. To listen to the live call by telephone, please dial (888) 267-2845 or (973) 413-6102 approximately 10 minutes prior to the start time and use the conference entry code: 8406. Additionally, a live webcast of the call will be available on Reliance Steel & Aluminum Co.’s web site at www.rsac.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register and to download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 1:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on March 6, 2013 by dialing (800) 332-6854 or (973)528-0005 and entering the conference entry code: 8406. The webcast will remain posted on the investor relations portion of Reliance’s web site at www.rsac.com for 90 days.

About Reliance Steel & Aluminum Co.

Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is the largest metals service center company in North America. Through a network of more than 220 locations in 38 states and Australia, Belgium, Canada, China, Malaysia, Mexico, Singapore, South Korea, the U.A.E. and the United Kingdom, Reliance provides value-added metals processing services and distributes a full line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance Steel & Aluminum Co.’s press releases and additional information are available on Reliance’s web site at www.rsac.com. Additionally, copies of Reliance’s filings with the SEC, together with other information investors may find of interest, can be found at Reliance’s website at www.rsac.com under “Investor Information.” Reliance was named to the 2012 “Fortune 500” List and the 2012 Fortune List of “The World’s Most Admired Companies.”

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit Metals USA’s website at www.metalsusa.com. The information contained in this release is limited and Metals USA encourages interested parties to read Metals USA’s historical Form 10-Ks and Form 10-Qs which are on file with the Securities and Exchange Commission (SEC) for more complete historical information about Metals USA. Additionally, copies of Metals USA’s filings with the SEC, together with press releases and other information investors may find of interest, can be found at Metals USA’s website at www.metalsusa.com under “Investor Relations.”

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements, as defined under the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements concerning the proposed merger transaction between Metals USA and Reliance and Reliance’s financing plans and financial performance and projections concerning the capital structure, balance sheet and expected interest expense savings of Reliance after the merger. Forward-

looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, those disclosed in both companies’ historic periodic filings with the SEC. There can be no assurance that the proposed merger transaction will be consummated. As a result, these statements speak only as of the date that they were made, and Metals USA and Reliance Steel & Aluminum Co. undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger between Metals USA and Reliance. Metals USA will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed merger. Investors and security holders are urged to read the proxy statement and other documents relating to the acquisition when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Metals USA files with the SEC (when available) from the SEC’s website at www.sec.gov and Metals USA’s website at www.metalsusa.com. In addition, the proxy statement and other documents filed by Metals USA with the SEC (when available) may be obtained from Metals USA free of charge by directing a request to Metals USA Holdings Corp., Corporate Secretary, 2400 E. Commercial Blvd., Suite 905, Ft. Lauderdale, FL 33308, telephone: (954) 202-4000.

Metals USA and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Metals USA’s stockholders with respect to the proposed acquisition of Metals USA by Reliance. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Metals USA’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 14, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 11, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of Metals USA by Reliance will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Metals USA’s website at www.metalsusa.com.

CONTACT:

For Reliance:

Brenda Miyamoto

Investor Relations

(213) 576-2428

investor@rsac.com

or Addo Communications

(310) 829-5400

For Metals USA:

Robert McPherson

Senior Vice President, CFO

(954) 202-4000

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